UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 1, 2009

ECCO ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.,Suite 206 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

713-771-5500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OF OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Operating Officer

On March 1, 2009, the Board of Directors of the Company appointed Ray Ward as the Chief Operating Officer, effective as of March 1, 2009.

From 2005 to 2009, Mr. Ward served as Secretary and Managing Partner for Republic Petroleum, LLC.  From 2003 to 2005, Mr. Ward served as Vice-President of Operations and Production for Millennium Offshore Group.  Mr. Ward received his B.S. in Petroleum Engineering from Mississippi State University and is currently a licensed Professional Engineer in the state of Texas.

On February 16, 2009, the Company issued a press release announcing Mr. Ward’s decision to accept the Chief Operating Officer position. The press release is furnished herewith as Exhibit 99.1.

There are no arrangements or understandings between Mr. Ward and any other person pursuant to which he was selected as Chief Operating Officer. There are no family relationships between Mr. Ward and any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Ward has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.
Not applicable.

(b) Pro forma Financial Information.
Not applicable.

(c) Shell Company Transaction.
Not applicable.

(d) Exhibits

Exhibit Number                                           Exhibit Description
        99.1                                Press Release dated February 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO Energy Corp.

Date: March 20, 2009	By:/s/ Samuel Skipper
Samuel Skipper
President/CEO